FOURTH QUARTER 2013 Supplemental Financial Data

Fourth Quarter 2013 Supplemental Financial Data Table of Contents Company Profile 3 Highlights of the Fourth Quarter 2013 and Subsequent Events 4 Normalized Funds From Operations and Adjusted Funds From Operations Guidance 5 Consolidated Statements of Operations 6 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders 7 Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders 8 Consolidated Balance Sheets 9 Consolidated Statements of Cash Flows 10 Real Estate Loan Portfolio, Capital Expenditures 11 Physical and Average Economic Occupancy and Same Store Financial Data 12 Definitions of Non-GAAP Measures 13

Fourth Quarter 2013 Supplemental Financial Data Page 3 Preferred Apartment Communities, Inc. Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. We have elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our tax year ended December 31, 2011. Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report. We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2012 that was filed with the Securities and Exchange Commission, or SEC, on March 15, 2013, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Fourth Quarter
2013

PREFERREDAPARTMENT | COMMUNITIES®

Highlights of the Fourth Quarter 2013 and Subsequent Events:

	Three months ended:		Twelve months ended:	
	12/31/2013	12/31/2012	12/31/2013	12/31/2012
Revenues [(A)]	$ 9,721,548	$ 3,752,102	$ 32,133,490	$ 12,491,235
NFFO	$ 3,281,225	$ 993,053	$ 1,496,087	$ 2,958,666
AFFO (plus preferred dividends)	$ 4,146,644	$ 1,210,414	$ 11,772,908	$ 3,866,779
Preferred dividends	(1,194,145)	(208,062)	(3,963,146)	(450,806)
AFFO	$ 2,952,499	$ 1,002,352	$ 7,809,762	$ 3,415,973
Cash flow from Operations	$ 2,927,434	$ 1,156,045	$ 9,002,489	$ 4,178,941
Total assets	$ 341,636,695	$ 123,291,930	$ 341,636,695	$ 123,291,930
Weighted average Common Stock and Units outstanding:	13,298,264	5,181,708	9,562,630	5,172,260

[(A)] Includes revenues attributable to our Trail Creek Community, which is included in the (Loss) income from discontinued operations line on the Consolidated Statements of Operations of $1,092,644 and $673,974 for the three months ended December 31, 2013 and 2012, respectively, and $3,601,555 and $2,687,126 for the twelve months ended December 31, 2013 and 2012, respectively.

- Funds From Operations, or FFO, was $2,994,364, or $0.23 per weighted average common share and unit outstanding for the fourth quarter of 2013, an increase of approximately 202% from our FFO result of $993,053, or an increase of approximately 21% on a per share and unit basis from our $0.19 per weighted average common share and unit outstanding result for the fourth quarter of 2012. [(1)]
- Normalized FFO, or NFFO, was $3,281,225 or $0.25 per weighted average common share and unit outstanding for the fourth quarter of 2013, an increase of approximately 230% from our NFFO result of $993,053, or an increase of approximately 32% on a per share and unit basis from our $0.19 per weighted average common share and unit outstanding result for the fourth quarter of 2012. NFFO for the fourth quarter of 2013 excludes the effect of approximately $287,000 of acquisition costs. [(1)]
- Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $2,952,499, or $0.22 per weighted average common share and unit outstanding for the fourth quarter of 2013, an increase of approximately 195% from our AFFO of $1,002,352, or an increase of approximately 16% on a per share and unit basis from our $0.19 per weighted average common share and unit outstanding result for the fourth quarter of 2012. AFFO is calculated after deductions for all preferred dividends. [(1)]
- As of December 31, 2013, our total assets were approximately $342 million, an increase of approximately $219 million, or 178% compared to our total assets of $123 million at December 31, 2012.
- Total revenues increased approximately $6.0 million, or approximately 159%, for the fourth quarter of 2013 compared to the fourth quarter of 2012.
- Cash flow from operations for the fourth quarter of 2013 was $2,927,434. This represents an increase of approximately $1.8 million, or 153% compared to cash flow from operations for the fourth quarter of 2012.
- During 2013, we raised approximately $142 million through sales of our equity securities, including gross proceeds of approximately $33 million from the sale of approximately 4.2 million shares of Common Stock via a public offering during the fourth quarter of 2013.
- On November 18, 2013, we closed a bridge loan of up to approximately $16.0 million to partially finance the acquisition of land and predevelopment costs for a 340-unit multifamily community in suburban Atlanta, Georgia. At December 31, 2013, the aggregate funded amount of the loan was approximately $7.8 million.
- On December 18, 2013, we closed a bridge loan of up to approximately $16.3 million to partially finance the acquisition of land and predevelopment costs of a 280-unit multifamily community in Irvine, California. At December 31, 2013, the aggregate funded amount of the loan was approximately $14.5 million.

Supplemental Financial Data Page 4

Fourth Quarter 2013 Supplemental Financial Data Page 5 • On December 23, 2013, we closed a bridge loan of up to approximately $10.7 million to partially finance the acquisition of land and predevelopment costs of a 304-unit multifamily community in Manassas Park, Virginia. The loan was fully drawn at December 31, 2013. • On December 31, 2013, we acquired the second phase of the Summit Crossing multifamily community located in suburban Atlanta, GA, which added 140 units to the 345 units we already owned, for approximately $19.9 million. • On November 7, 2013, we declared a quarterly dividend on our Common Stock of $0.16 per share, which was paid on January 15, 2014 to all common stockholders of record as of December 16, 2013. Our aggregate cash dividend declarations on Common Stock and Class A Units of Preferred Apartment Communities Operating Partnership, L. P., or Class A OP Units, for the fourth quarter totaled $2,468,815. In addition, dividends declared on our Series A Redeemable Preferred Stock for the fourth quarter totaled $1,194,145. • On February 12, 2014, we acquired a 66,000 square foot retail asset in Woodstock, Georgia, for approximately $5.7 million. • Our Common Stock dividend of $0.16 per share represents a 28% overall growth rate from our initial Common Stock dividend of $.125 per share, or approximately 11.4% on an annualized basis. Normalized FFO guidance: We currently project Normalized FFO to be in the range of $0.21 - $0.25 per weighted average basic share of Common Stock and Class A OP Unit outstanding for the first quarter of 2014. (2) Adjusted FFO guidance: We currently project Adjusted FFO to be in the range of $0.16 - $0.22 per weighted average basic share of Common Stock and Class A OP Unit outstanding for the first quarter of 2014. (2) (1) See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 13. (2) Guidance on projected NFFO and AFFO for the first quarter of 2014 excludes proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.

Fourth Quarter
2013

PREFERREDAPARTMENT | COMMUNITIES®

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Revenues:			
Rental revenues (See note 1)	$ 16,887,410	$ 6,649,513	$ 4,510,116
Other property revenues	1,913,857	895,020	565,035
Interest income on loans and notes receivable	9,214,039	2,247,935	250,245
Interest income from related party	516,629	11,641	-
Total revenues	28,531,935	9,804,109	5,325,396
Operating expenses:			
Property operating and maintenance	2,846,576	1,065,271	681,275
Property salary and benefits reimbursement to related party	1,865,174	718,806	486,652
Property management fees to related party	744,931	301,670	203,689
Real estate taxes	1,920,860	523,689	364,729
General and administrative	559,185	285,108	216,978
Equity compensation to directors and executives	1,191,637	1,251,216	238,152
Depreciation and amortization	13,299,934	2,718,521	5,750,678
Acquisition and pursuit costs	362,113	912	811,932
Acquisition fees to related party	1,167,053	-	868,500
Management fees to related party	1,983,999	822,723	505,441
Insurance, professional fees, and other expenses	945,847	551,634	792,025
Total operating expenses	26,887,309	8,239,550	10,920,051
Operating income (loss)	1,644,626	1,564,559	(5,594,655)
Interest expense	3,978,013	2,003,138	1,176,111
Loss on early extinguishment of debt	604,337	-	-
Net loss from continuing operations	(2,937,724)	(438,579)	(6,770,766)
(Loss) income from discontinued operations (See note 1)	(1,267,768)	291,949	(1,724,658)
Net loss	(4,205,492)	(146,630)	(8,495,424)
Consolidated net loss attributable to non-controlling interests (See note 2)	222,404	-	-
Net loss attributable to the Company	(3,983,088)	(146,630)	(8,495,424)
Dividends declared to Series A Preferred Stockholders	(3,272,670)	(450,806)	-
Dividends declared to Series B Preferred Stockholders	(690,476)	-	-
Deemed non-cash dividend to holders of Series B	-	-	-
Preferred Stock	(7,028,557)	-	-
Earnings attributable to unvested restricted stock	(18,139)	(17,094)	(9,750)
Net loss attributable to common stockholders	$ (14,992,930)	$ (614,530)	$ (8,505,174)
Net loss per share of Common Stock, basic and diluted:			
From continuing operations	$ (1.45)	$ (0.18)	$ (1.77)
From discontinued operations	$ (0.14)	$ 0.06	$ (0.45)
Available to Common Stockholders	$ (1.59)	$ (0.12)	$ (2.23)
Weighted average number of shares of Common Stock outstanding, basic and diluted	9,456,228	5,172,260	3,822,303

Supplemental Financial Data Page 6

Fourth Quarter 2013 Supplemental Financial Data Page 7 12/31/2013 12/31/2012 Net income attributable to common stockholders 430,293$ 202,821$ Add: Income attributable to non-controlling interests (See note 2) 3,490 - Depreciation of real estate assets 2,046,170 790,232 Amortization of acquired real estate intangible assets 514,411 - Funds from operations attributable to common stockholders and Unitholders 2,994,364 993,053 Add: Acquisition and pursuit costs 286,861 - Normalized funds from operations attributable to common stockholders and Unitholders 3,281,225 993,053 Non-cash equity compensation to directors and executives 301,691 330,009 Amortization of loan closing costs (See note 3) 140,921 102,539 Depreciation/amortization of non-real estate assets 10,842 4,662 Net loan fees received (See note 4) 431,181 48,921 Deferred interest income received (See note 5) 530,086 - Less: Non-cash loan interest income (See note 4) (1,492,886) (446,026) Cash paid for loan closing costs (106,676) - Amortization of acquired real estate intangible liabilities (See note 6) (45,599) - Normally recurring capital expenditures (See note 7) (98,286) (30,806) Adjusted funds from operations attributable to common stockholders and Unitholders 2,952,499$ 1,002,352$ Common Stock dividends and distributions to Unitholders declared: Common Stock dividends 2,451,697$ 771,616$ Distributions to Unitholders (See note 2) 17,118 - Total 2,468,815$ 771,616$ Common Stock dividends and Unitholder distributions per share 0.16$ 0.145$ FFO per weighted average basic share of Common Stock and Unit 0.23$ 0.19$ NFFO per weighted average basic share of Common Stock and Unit 0.25$ 0.19$ AFFO per weighted average basic share of Common Stock and Unit 0.22$ 0.19$ Weighted average shares of Common Stock and Units outstanding: (A) Basic: Common Stock 13,191,276 5,181,708 Class A Units 106,988 - Common Stock and Class A Units 13,298,264 5,181,708 Diluted: (B) Common Stock and Class A Units 13,469,326 5,320,962 Actual shares of Common Stock outstanding, including 29,016 and 33,046 unvested shares of restricted Common Stock at December 31, 2013 and 2012, respectively 15,323,594 5,321,490 Actual Class A Units outstanding 106,988 - Total 15,430,582 5,321,490 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders (A) Three months ended: (B) Since our AFFO and NFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units in the Operating Partnership for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units in the Operating Partnership, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted since we recorded a net loss available to common stockholders for the periods presented. (A) Units and Unitholders refer to holders of Class A Units in our Operating Partnership. On Janurary 3, 2012, Class B Units in our Operating Partnership were granted for annual service to be provided in 2012. On January 3, 2013, these Class B Units became vested and earned and automatically converted to Class A Units of the Operating Partnership. These Class A Units collectively represent an approximate 0.80% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2013. Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders, Normalized Funds From Operations Attributable to Common Stockholders, and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders on page 8.

Fourth Quarter 2013 Supplemental Financial Data Page 8 Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Income Attributable to Common Stockholders 1) Rental and other property revenues and expenses for the twelve-month period ended December 31, 2013 include activity for the McNeil Ranch, Lake Cameron, and Ashford Park properties from January 23, 2013 (the acquisition date) through the reporting date and so are not representative of a full period of results for those properties. On December 4, 2013, we entered into an exclusive marketing agreement with an agent to solicit offers to buy the two combined phases of our Trail Creek community. The results of operations of Trail Creek are reclassified to discontinued operations for all periods presented. 2) The 106,988 Class B Units awarded to our key executive officers for service performed during 2012 became vested and earned on January 3, 2013. These Class B OP Units automatically converted to Class A OP Units, and as such are apportioned a percentage of the Company’s financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A OP Units was calculated to be 1.11% for the twelve-month period ended December 31, 2013. 3) We incurred aggregate loan closing costs of approximately $2.0 million on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities. In addition, we paid a total of $323,918 in loan closing costs to secure our $15.0 million revolving line of credit, $206,455 to increase the borrowing limit to $30.0 million in April 2013, and $106,676 to increase the borrowing limit to $40.0 million in December 2013. These loan costs are being amortized over the lives of the respective loans, and the non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to these assets, other than in connection with our revolving line of credit. 4) We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to the Company at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO. 5) This adjustment reflects the receipt in the fourth quarter of 2013 of accrued interest income on the Summit II mezzanine loan, prior to its settlement in conjunction with the acquisition of that property. 6) This adjustment reflects the reversal of the non-cash amortization of below-market lease intangibles, which were recognized in conjunction with the acquisitions of the Trail II, Ashford Park and McNeil Ranch multifamily communities. These intangibles, totaling approximately $384,000, are being amortized over the estimated average remaining lease terms of six to seven months. 7) We deduct from NFFO normally recurring capital expenditures that are necessary to maintain the communities’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for non-recurring capital expenditures, which totaled $239,948 and $13,861 for the three-month periods ended December 31, 2013 and 2012, respectively. See Definitions of Non-GAAP Measures beginning on page 13.

Fourth Quarter 2013 Supplemental Financial Data Page 9 December 31, 2013 December 31, 2012 Assets Real estate Land 30,320,000$ 10,400,000$ Building and improvements 116,716,766 42,878,292 Furniture, fixtures, and equipment 18,183,822 6,641,053 Construction in progress 53,663 3,023 Gross real estate 165,274,251 59,922,368 Less: accumulated depreciation (11,285,972) (4,672,620) Net real estate 153,988,279 55,249,748 Property held for sale (net of accumulated depreciation of $2,723,386 and $1,616,378) 36,327,459 20,572,210 Real estate loans, net 103,433,147 35,106,197 Real estate loans to related party, net 7,164,768 - Total real estate and real estate loans, net 300,913,653 110,928,155 Cash and cash equivalents 9,180,431 2,973,509 Restricted cash 2,064,819 540,232 Notes receivable 10,248,178 2,450,000 Note receivable from related party 1,500,000 - Revolving line of credit to related party 5,358,227 936,827 Accrued interest receivable on real estate loans 3,286,660 718,901 Acquired intangible assets, net of amortization of $12,632,287 and $5,537,067 907,883 - Deferred loan costs, net of amortization of $963,043 and $258,492 1,719,194 681,632 Deferred offering costs 5,255,636 3,347,965 Tenant receivables and other assets 1,202,014 714,709 Total assets 341,636,695$ 123,291,930$ Liabilities and equity Liabilities Mortgage notes payable 140,516,000$ 55,637,000$ Revolving credit facility 29,390,000 14,801,197 Accounts payable and accrued expenses 1,638,401 1,110,964 Accrued interest payable 443,099 202,027 Dividends and partnership distributions payable 2,900,478 851,484 Security deposits and other liabilities 695,998 631,683 Total liabilities 175,583,976 73,234,355 Commitments and contingencies - - Equity Stockholder's equity Series A Redeemable Preferred Stock, $0.01 par value per share; 989,408 shares authorized; 89,408 and 19,762 shares issued; 89,313 and 19,762 shares outstanding at December 31, 2013 and December 31, 2012, respectively 893 198 Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 15,294,578 and 5,288,444 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively 152,945 52,885 Additional paid in capital 177,824,720 59,412,744 Accumulated deficit (13,391,341) (9,408,253) Total stockholders' equity 164,587,217 50,057,574 Non-controlling interest 1,465,502 1 Total equity 166,052,719 50,057,575 Total liabilities and equity 341,636,695$ 123,291,930$ Preferred Apartment Communities, Inc. Consolidated Balance Sheets (Unaudited)

Fourth Quarter 2013

PREFERREDAPARTMENT | COMMUNITIES®

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31, 2013	2012	2011
Operating activities:			
Net loss	$ (4,205,492)	$ (146,630)	$ (8,495,424)
Reconciliation of net loss to net cash provided by operating activities:			
Depreciation expense	7,844,422	3,590,693	2,698,305
Amortization expense	7,405,708	4,605	5,540,139
Amortization of below market leases	(368,433)	-	-
Deferred fee income amortization	(440,837)	(87,596)	(8,887)
Deferred loan cost amortization	712,642	194,012	64,479
Change in accrued interest income on real estate loans	(2,567,759)	(718,901)	-
Equity compensation to executives and directors	1,191,637	1,251,216	238,152
Deferred cable income amortization	(10,935)	-	-
Changes in operating assets and liabilities:	-	-	-
Decrease (increase) in tenant receivables and other assets	(342,405)	(59,238)	(17,484)
(Decrease) increase in accounts payable and accrued expenses	(346,221)	(57,884)	340,844
Increase in accrued interest payable	50,734	25,944	161,020
Increase in prepaid rents	96,577	158,456	238
(Decrease) increase in security deposits and other liabilities	(17,149)	24,264	6,578
Net cash provided by operating activities	9,002,489	4,178,941	527,960
Investing activities:			
Investment in real estate loans	(85,751,588)	(29,072,112)	(6,000,000)
Notes receivable issued	(14,087,092)	(3,530,544)	-
Notes receivable repaid	1,511,809	1,080,544	-
Draw on line of credit by related party	(9,097,522)	(1,534,589)	-
Repayments of line of credit by related party	4,308,310	554,016	-
Acquisition fees received on real estate loans	2,272,460	580,814	134,333
Acquisition fees paid on real estate loans	(1,136,230)	(307,450)	(60,000)
Refund of deposit on real estate investment	-	-	150,000
Acquisition of properties	(34,490,050)	-	(87,449,341)
Additions to real estate assets - improvements	(1,341,777)	(334,401)	(458,272)
(Increase) decrease in restricted cash	(230,473)	27,114	(1,631)
Net cash used in investing activities	(138,042,153)	(32,536,608)	(93,684,911)
Financing activities:			
Proceeds from mortgage notes payable	59,045,000	-	55,637,000
Payment for mortgage extinguishment	(56,594,389)	-	-
Payments for mortgage loan costs	(1,719,030)	(420,279)	(616,139)
Proceeds from lines of credit	88,184,149	16,763,853	434,102
Payments on lines of credit	(73,595,345)	(1,962,656)	(1,440,000)
Payments on note to related party	-	-	(465,050)
Proceeds from sales of Series B Preferred Stock, net of offering costs	36,959,366	-	-
Proceeds from sales of Common Stock	30,737,306	-	46,117,663
Proceeds from sales of Units, net of offering costs	63,213,966	17,830,828	-
Common Stock dividends paid	(4,864,633)	(2,727,272)	(1,293,162)
Series A Preferred Stock dividends paid	(2,920,875)	(370,938)	-
Series B Preferred Stock dividends paid	(690,476)	-	-
Distributions to non-controlling interests	(47,610)	-	-
Payments for deferred offering costs	(2,460,843)	(2,330,380)	(691,718)
Net cash provided by financing activities	135,246,586	26,783,156	97,682,696
Net increase (decrease) in cash and cash equivalents	6,206,922	(1,574,511)	4,525,745
Cash and cash equivalents, beginning of period	2,973,509	4,548,020	22,275
Cash and cash equivalents, end of period	$ 9,180,431	$ 2,973,509	$ 4,548,020

Supplemental Financial Data Page 10

Fourth Quarter 2013

PREFERREDAPARTMENT COMMUNITIES®

Real Estate Loan Portfolio

The following table presents details of our real estate loan portfolio as of December 31, 2013:

Project/Property [(1)]	Location	Total units upon completion	Loan balance at December 31, 2013 [(7)]	Total loan commitments	Purchase option window Begin	Purchase option window End	Purchase option price
Crosstown Walk	[(2)] Tampa, FL	342	$ 9,997,245	$ 10,962,000	7/1/2016	12/31/2016	$ 39,654,273
City Park	Charlotte, NC	284	9,928,017	10,000,000	11/1/2015	3/31/2016	$ 30,945,845
City Vista	Pittsburgh, PA	272	12,063,939	12,153,000	2/1/2016	5/31/2016	$ 43,560,271
Madison - Rome	[(3)] Rome, GA	-	5,322,770	5,360,042	N/A	N/A	N/A
Lely	Naples, FL	308	11,402,372	12,713,242	4/1/2016	8/30/2016	$ 43,500,000
Overton	Atlanta, GA	294	14,487,178	16,600,000	7/8/2016	12/8/2016	$ 51,500,000
Haven West	[(4)] Carrollton, GA	160	5,582,018	6,940,795	8/1/2016	1/31/2017	$ 26,138,466
Starkville	[(5)] Starkville, MS	-	1,582,750	1,730,000	N/A	N/A	N/A
Newtown	Williamsburg, VA	247	7,572,698	10,346,000	2/1/2016	9/15/2016	$ 44,266,000
Encore	[(6)] Atlanta, GA	340	7,716,421	16,026,525	N/A	N/A	N/A
Manassas	[(8)] Northern VA	304	10,609,848	10,707,000	N/A	N/A	N/A
Irvine	[(9)] Irvine, CA	280	14,332,659	16,250,000	N/A	N/A	N/A
		2,831	$ 110,597,915	$ 129,788,604			

(1) All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated.

(2) Crosstown Walk was a land acquisition bridge loan that was converted to a mezzanine loan in April 2013.

(3) Madison-Rome is a mezzanine loan for an 88,351 square foot retail development project.

(4) Planned 568-bed student housing community.

(5) Bridge loan in support of a planned 168-unit, 536-bed student housing community.

(6) Bridge loan of up to approximately $16.0 million to partially finance the acquisition of land and predevelopment costs for a 340-unit multifamily community in suburban Atlanta, Georgia.

(7) Loan balances are presented net of any associated deferred revenue related to loan fees.

(8) Bridge loan of up to approximately $10.7 million to partially finance the acquisition of land and predevelopment costs for a 304-unit multifamily community in Manassas Park, Virginia.

(9) Bridge loan of up to approximately $16.3 million to partially finance the acquisition of land and predevelopment costs for a 280-unit multifamily community in Irvine, California.

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property's value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operational cash flows for funding.

For the three-month period ended December 31, 2013, our capital expenditures were:

	Summit Crossing	Trail Creek	Stone Rise	Ashford Park	McNeil Ranch	Lake Cameron	Total
Nonrecurring capital expenditures:							
Budgeted at property acquisition	$ -	$ -	$ -	$ 203,560	$ 32,869	$ 3,711	$ 240,140
Other nonrecurring capital expenditures	-	(192)	-	-	-	-	(192)
Total nonrecurring capital expenditures	-	(192)	-	203,560	32,869	3,711	239,948
Normally recurring capital expenditures	18,822	17,173	9,331	19,111	9,784	24,065	98,286
Total capital expenditures	$ 18,822	$ 16,981	$ 9,331	$ 222,671	$ 42,653	$ 27,776	$ 338,234

Supplemental Financial Data Page 11

Fourth Quarter 2013

PREFERREDAPARTMENT | COMMUNITIES®

Physical and Average Economic Occupancy

On December 31, 2013, our aggregate physical occupancy excluding the Trail Creek community was 96.8%. For the three-month period ended December 31, 2013, our average monthly economic occupancy was 95.3% and our average physical occupancy was 94.2%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Same Store Financial Data

The following chart presents same store operating results for the Company's multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist only of the operating results of our Stone Rise community. Our Trail Creek and Summit Crossing communities' results are excluded from the same store presentation because they now reflect our acquisition during the same store period of the second phases of those communities subsequent to the acquisition dates of June 25, 2013 and December 31, 2013, respectively. Same store net operating income is a non-GAAP measure that is most directly comparable to net income/loss, with a reconciliation following below.

Same Store Net Operating Income
Stone Rise Multifamily Community

	Three months ended:		$ inc	% inc
	12/31/2013	12/31/2012	(dec)	(dec)
Revenues:				
Rental revenues	$ 844,592	$ 809,481	$ 35,111	4.3%
Other property revenues	140,692	142,298	(1,606)	(1.1)%
Total revenues	985,284	951,779	33,505	3.5%
Operating expenses:				
Advertising and marketing	13,626	14,418	(792)	(5.5)%
Property repairs and maintenance	37,948	45,087	(7,139)	(15.8)%
Landscaping	14,738	13,144	1,594	12.1%
Utility expense	76,436	68,757	7,679	(11.2)%
Property operating and maintenance	142,748	141,406	1,342	0.9%
Payroll	73,294	71,593	1,701	2.4%
Property management fees	39,292	38,031	1,261	3.3%
Real estate taxes	92,692	91,590	1,102	1.2%
General and administrative	17,744	14,560	3,184	21.9%
Insurance	12,900	14,841	(1,941)	(13.1)%
Other	30,644	29,401	1,243	4.2%
Total operating expenses	378,670	372,021	6,649	1.8%
Same store net operating income	**$ 606,614**	**$ 579,758**	**$ 26,856**	4.6%

Reconciliation of Same Store Net Operating Income (NOI) to Net Income

	Three months ended:	
	12/31/2013	12/31/2012
Same store net operating income	**$ 606,614**	**$ 579,758**
Add:		
Non-same-store property revenues	3,939,799	979,199
Less:		
Non-same-store property operating expenses	1,706,308	347,421
Property net operating income	2,840,105	1,211,536
Add:		
Interest revenue	3,394,893	1,104,769
Other revenues	308,929	42,381
Less:		
Equity stock compensation	301,691	330,009
Depreciation and amortization	1,893,515	575,848
Interest expense	1,244,092	690,737
Acquisition costs	286,861	-
Other corporate expenses	831,687	425,108
(Loss) income on discontinued operations	(353,510)	78,691
Net income after discontinued operations	**$ 1,632,571**	**$ 415,675**

Supplemental Financial Data Page 12

Fourth Quarter 2013 Supplemental Financial Data Page 13 Definitions of Non-GAAP Measures Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”) Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is: Net income/loss: • Excluding impairment charges on and gains/losses from sales of depreciable property; • Plus depreciation and amortization of real estate assets; and • After adjustments for unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (“NFFO”) Normalized FFO makes certain adjustments to FFO which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. NFFO figures reported by us may not be comparable to those reported by other companies. We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: NFFO, plus: • Non-cash equity compensation to directors and executives; • Amortization of loan closing costs;

Fourth Quarter 2013 Supplemental Financial Data Page 14 • Depreciation and amortization of non-real estate assets; • Net loan fees received; • Deferred interest income received; and • Adjustments for non-cash dividends; Less: • Non-cash loan interest income; • Cash paid for loan closing costs; • Amortization of acquired real estate intangible liabilities; and • Normally recurring capital expenditures. AFFO figures reported by us may not be comparable to those reported by other companies. We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Same Store Net Operating Income “NOI” The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss. For further information: Leonard A. Silverstein President and Chief Operating Officer Preferred Apartment Communities, Inc. lsilverstein@pacapts.com +1-770-818-4147